EMPLOYMENT AGREEMENT

     This Employment Agreement dated as of December 22, 1998 (the "Agreement") by and between Marcam Solutions, Inc., a Delaware corporation (the "Company"), and Jonathan C. Crane (the "Executive"):

                                   WITNESSETH:

     WHEREAS, the Executive is the Chairman of the Board, Chief Executive Officer and President of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company;

     WHEREAS, the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, to render services to the Company on the terms and subject to the conditions set forth in this Agreement; and

     NOW, THEREFORE, in consideration of these premises and of the covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

     1. Employment. The Company shall continue to employ the Executive, and the Executive agrees to continue to serve the Company, as its Chairman of the Board, Chief Executive Officer and President upon the terms and subject to the conditions set forth in this Agreement.

     2. Term. Unless earlier terminated in accordance with this Agreement, the term of the Executive's employment under this Agreement (the "Term") shall commence on the date hereof and shall expire on September 30, 1999; provided, however, that upon expiration of such term, this Agreement shall be extended from year to year without further action on the part of the parties hereto, unless either party hereto gives written notice of termination to the other party at least 30 days prior to the expiration of the then current term.

     3. Duties and Responsibilities. (a) During the Term, the Executive shall serve as the Chairman of the Board, Chief Executive Officer and President of the Company. In the performance of his responsibilities as the Chairman of the Board, Chief Executive Officer and President, the Executive shall be subject to all of the Company's policies, rules and regulations applicable to its executives of comparable status and shall report directly to, and shall be subject to the direction and control of, the Board of Directors of the Company (the "Board"), and shall perform such duties as shall be assigned to him by the Board. In performing such duties, the Executive will be subject to and will substantially abide by, and will use reasonable efforts to cause employees of the Company to be subject to and substantially abide by, all policies and procedures developed by the Company.

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                          Employment Agreement--Page 2

        (b) During the Term, the Executive shall devote all of his business time, energies, skills and attention to the affairs and activities of the Company and any corporation, partnership or other entity controlled by the Company (each, a "Subsidiary"). The Executive shall provide these services to the Company and its Subsidiaries described in this Agreement in a professional and diligent manner and in a manner consistent with the highest standards of performance in the health care field. During the Term, the Executive shall not devote any of his business time, energies, skills or attention to the affairs or activities of any other business or organization, without the prior approval of the Board (which approval shall not be unreasonably withheld).

     4. Compensation. (a) For all services rendered by the Executive under this Agreement, the Company shall pay or cause to be paid to the Executive, and the Executive shall accept, the Base Salary and Bonus, if any (as such terms are hereinafter defined in this Section 4), all in accordance with and subject to the terms of this Agreement. For the purposes of this Agreement, the term "Compensation" shall mean the Base Salary and Bonus, if any. The Executive shall have the right to elect to defer in accordance with applicable Internal Revenue Service requirements for a reasonable time the Compensation payable to him, such deferral to be evidenced by appropriate documentation at the time of such deferral. In addition, to the Base Salary and Bonus, the Executive shall be entitled to receive such other bonuses, options and other remuneration as the Board may from time to time approve, in its sole discretion.

        (b) During the Term, the Company shall pay the Executive a base salary (the "Base Salary") at an annual rate of $398,000 from the date of this Agreement through September 30, 1999. The Executive's Base Salary shall be reviewed at least annually by the Compensation Committee of the Board (the "Compensation Committee") and may be increased or decreased by the Compensation Committee in its sole discretion. The Base Salary shall be payable in installments in accordance with the Company's regular practices, as such practices may be modified from time to time, but in no event less often than monthly.

        (c) During the Term, the Executive shall be eligible to earn an annual performance bonus (the "Bonus") if the Company meets the performance objectives established by the Compensation Committee for purposes of this Agreement for the applicable period during the Term. The Bonus (including the amount thereof) shall be reviewed at least annually by the Compensation Committee and shall be payable as determined by the Compensation Committee in its sole discretion.

        (d) The Executive shall be eligible to participate in qualified retirement, deferred compensation, group medical, accident, disability and health benefit plans of the Company as may be provided by the Company from time to time to Company executives of comparable status, subject to, and to the extent that, the Executive is eligible under such benefit plans in accordance with their respective terms. The Company shall pay the expenses associated with the Executive's participation in such benefit plans to the same extent the Company pays the expenses associated with participation by other employees. In addition, the Executive shall be entitled to reasonable periods of paid vacation, personal and sick leave during the Term in accordance with the Company's policies regarding such vacation and leaves.

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                          Employment Agreement--Page 3


        (e) The Executive is authorized to incur reasonable expenses in the performance of his duties hereunder during the Term. The Company shall reimburse the Executive for all such expenses in accordance with the Company's procedures and policies as adopted and in effect from time to time and applicable to its executives of comparable status.

     5. Termination. (a) During the Term (regardless of whether or not the Company experiences a Change in Control (as defined below)), the Company may terminate the employment of the Executive for "Cause." For purposes of this Agreement, "Cause" means: (i) the Executive's conviction of any crime (whether or not involving the Company) which constitutes a felony in the jurisdiction involved (other than unintentional motor vehicle felonies); (ii) any intentional act of theft, fraud or embezzlement by the Executive in connection with his work with the Company; (iii) the Executive's continuing, repeated and willful failure or refusal to perform his duties and services under this Agreement (other than due to his incapacity due to illness or injury), provided that such failure or refusal continues uncorrected for a period of 30 days after the Executive shall have received written notice from the Board stating with specificity the nature of such failure or refusal; or (iv) the Executive's violation of Section 7.

        (b) During the Term (regardless of whether or not the Company experiences a Change in Control), the Company may terminate the Executive's employment at any time without Cause. For purposes of this Agreement, if the Company gives written notice of termination to the Executive at least 30 days prior to the expiration of the then current Term, such action shall be considered termination of the Executive's employment without Cause pursuant to this Section 5(b).

        (c) The Company may terminate the Executive's employment if, as a result of the Executive's incapacity due to physical or mental illness, the Executive is unable to perform the essential functions of his job for any period of at least 90 days (whether or not consecutive) during any 12-month period, and no reasonable accommodation can be made that will allow the executive to perform his essential functions (a "Disability").

        (d) The Executive may voluntarily terminate his employment at any time by giving the Board at least six months' prior written notice; provided, however, that, at any time after receiving such written notice, the Board may terminate the Executive's employment on shorter notice or with no prior notice (which termination shall not be deemed a termination without Cause under this Agreement).

        (e) Within one year following a Change in Control (as defined below) of the Company, the Executive may voluntarily terminate his employment at any time for Good Reason (as defined below).

        (f) For purposes of this Agreement, the following terms shall have the meanings set forth below:

            (i) "Change in Control" means the occurrence of any of the following events during the Term:

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                          Employment Agreement--Page 4


                (A) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of the combined corporation or person immediately after such transaction are held in the aggregate by the holders of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction;

                (B) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of the Voting Stock of the Company immediately prior to such sale or transfer;

                (C) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) or the 1934 Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the 1934 Act) of securities representing 25% or more of the Voting Stock;

                (D) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the 1934 Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                (E) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period;

provided, however, that notwithstanding the foregoing provisions (C) and (D) of this Section 5(f)(i), a "Change in Control" shall not be deemed to have occurred for purposes of this Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the 1934 Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the

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                          Employment Agreement--Page 5

Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

            (ii) "Good Reason" means the occurrence of one or more of the following events following a Change in Control:

                (A) Failure to elect, reelect or otherwise maintain the Executive in the office or position in the Company which the Executive held immediately prior to a Change in Control, or the removal of the Executive as a director of the Company (or any successor thereto) if the Executive shall have been a director of the Company immediately prior to the Change in Control;

                (B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held immediately prior to the Change in Control, a reduction in the aggregate of the Executive's Compensation received from the Company, or the termination of the Executive's rights to any benefits to which he was entitled immediately prior to the Change in Control or a reduction in scope or value thereof without the prior written consent of the Executive, any of which is not remedied within 20 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

                (C) A determination by the Executive made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, including a change in the scope of the business or other activities for which he was responsible immediately prior to the Change in Control, he has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change in Control, which situation is not remedied within 20 calendar days after written notice to the Company from the Executive of such determination;

                (D) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or a significant portion of its business or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to Section 10(c); or

                (E) The Company shall relocate its principal executive offices, or require the Executive to have his principal location of work changed, to any location which is in excess of 30 miles from the location thereof immediately prior to the Change in Control or the Company shall require the Executive to travel away from his office in the course of discharging his responsibilities or duties thereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him prior to the Change in Control without, in either case, his prior written consent.

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                          Employment Agreement--Page 6


     6. Effects of Termination. (a) If the Company terminates the Executive's employment pursuant to Section 5(a) (for Cause), or the Executive voluntarily terminates his employment with the Company pursuant to Section 5(d) for any reason, at any time (regardless of whether or not the Company has experienced a Change of Control prior to such termination), the Executive shall not be entitled to any Compensation or benefits following the date of such termination, other than Compensation and benefits required to be paid or provided by law and payment of the Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements.

        (b) If the Company terminates the Executive's employment pursuant to
Section 5(b) (without Cause) at any time either (i) prior to a Change in Control or (ii) after the first anniversary of a Change in Control, then (x) the Executive shall receive an aggregate amount equal to 12 months of Base Salary at the rate being paid to the Executive immediately prior to such termination; (y) the Executive shall have 12 months following such termination to exercise any options to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which are exercisable at the time of such termination; and (z) the Company shall pay the Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements and as contemplated by this Agreement; provided, however, that the date of such termination shall be treated as a "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and if the Executive elects to continue coverage under the Company's health benefit plans in accordance with COBRA, the Company shall pay COBRA payments for a period of one (1) year from such termination date.

        (c) If either (i) the Company terminates the Executive's employment pursuant to Section 5(b) (without Cause) or (ii) the Executive terminates his employment pursuant to Section 5(e) (for Good Reason), in the case of either (i) or (ii) at any time during a period commencing with a Change in Control and ending on the first anniversary of a Change in Control, then (x) the Executive shall receive an amount equal to the sum of (I) 24 months of Base Salary at the rate being paid to the Executive immediately prior to such termination plus (II) the average of the annual bonuses paid to the Executive by the Company with respect to the most recently completed three fiscal years (or such shorter period as the Executive shall have been employed by the Company); (y) notwithstanding any provisions of the Company's 1997 Stock Plan, or of any other incentive stock option plans or non-qualified stock option plans which may subsequently be adopted (collectively, the "Stock Plans") or any agreements thereunder, all stock options granted to the Executive under the Stock Plans and not then vested shall in such event and at such time become immediately vested and exerciseable as of the date of termination and the Executive shall have 12 months following such termination to exercise any options to purchase shares of the Common Stock which are exercisable at the time of such termination; and (z) the Company shall pay the Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements and as contemplated by this Agreement; provided, however, that the date of such termination shall be treated as a "qualifying event" under the COBRA and if the Executive elects to continue coverage under the Company's

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                          Employment Agreement--Page 7


health benefit plans in accordance with COBRA, the Company shall pay COBRA payments for a period of one (1) year from such termination date.

        (d) If the Executive dies, the Executive shall not be entitled to receive any Compensation or benefits following the date of his death, other than Compensation and benefits required to be paid or provided by law and payment of the Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements; provided, however, that the Company shall pay to the Executive's estate an amount equal to six months of Base Salary at the rate being paid to the Executive immediately prior to his death; and further provided, notwithstanding any provisions of the Company's Stock Plans or any agreements thereunder, with respect to any stock options to purchase shares of the Common Stock granted to Executive after the date of this Agreement, the Executive's estate shall have 12 months following such termination to exercise any stock options which are exercisable at the date of the Executive's death in accordance with the applicable Stock Plans and agreements thereunder.

        (e) During any period that the Executive fails to perform his duties under this Agreement as a result of incapacity due to a Disability (the "Disability Period"), the Executive shall continue to receive his full Base Salary at the rate then in effect for such period until the Company terminates the Executive's employment pursuant to Section 5(c) because of his Disability; provided, however, that the payments to be made to the Executive during the Disability Period shall be reduced by the amounts, if any, payable to the Executive with respect to such Disability Period under disability benefit plans of the Company or under the Social Security disability insurance program, which amounts were not previously applied to reduce any such payment. If the Company terminates the Executive's employment pursuant to Section 5(c) because of his Disability, the Executive shall not be entitled to receive any Compensation or benefits following the date of such termination or death, other than Compensation and benefits required to be paid or provided by law and payment of the Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements; provided, however, that the Company shall pay to the Executive an amount equal to six months of Base Salary at the rate being paid to the Executive immediately prior to such termination; and further provided, notwithstanding any provisions of the Company's Stock Plans or any agreements thereunder, with respect to any stock options to purchase shares of the Common Stock granted to Executive after the date of this Agreement, the Executive shall have 12 months following such termination to exercise any stock options which are exercisable at the time of such termination in accordance with the applicable Stock Plans and agreements thereunder.

        (f) Any severance payments to be made to the Executive shall be payable in a lump sum within 30 days after such termination.

        (g) Notwithstanding anything to the contrary in this Agreement, if the Executive is a "Disqualified Individual" (as defined in Section 280G of the Internal Revenue Code of 1986 as amended (the "Code")) and if any portion of the payments to be made to the Executive pursuant to this Section 6 would be an "Excess Parachute Payment" (as is defined in Section 280G of the

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                          Employment Agreement--Page 8

Code), then the amount of such payments otherwise payable to the Executive pursuant to this Agreement shall be reduced to the minimum extend necessary so that no portion of such payments, as so reduced, constitutes an Excess Parachute Payment.

     7. Restrictive Covenants. (a) Executive acknowledges that he has entered into an Employee Agreement on Ideas, Inventions, Confidential Information, and Non-Competition dated as of October 28, 1998 with the Company (the "Employee Agreement"). Notwithstanding anything to the contrary in this Agreement, the Employee Agreement shall remain in full force and effect and shall not be deemed modified in any way by this Agreement, except that the Company shall not be obligated to pay amounts to the Executive pursuant to the Employee Agreement for the agreements and covenants of the Executive set forth in Paragraph 10 of the Employee Agreement to remain applicable to the Executive for the periods specified in the Employee Agreement.

        (b) In addition to the agreements and covenants of the Executive set forth in the Employee Agreement, during the Term and until the first anniversary of the date of termination of Executive's employment with the Company for any reason (the "Termination Period"), the Executive shall not, directly or indirectly, (i) induce or attempt to influence any employee of the Company or its subsidiaries to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Company or its subsidiaries in any attempt to hire any person who shall have been employed by the Company or its subsidiaries within the one-year period preceding such requested aid, or (iii) induce or attempt to influence any person or business entity who was a customer of the Company or its subsidiaries during any portion of the Term or the Termination Period to transact business with a competitor of the Company in the Company's business.

     8. No Mitigation Obligation. The Company hereby acknowledges that it will be difficult, and may be impossible, for the Executive to find reasonably comparable employment in the event of his termination pursuant to Section 5(b) (without Cause), Section 5(d) because of a Material Breach or Section 5(e) (for Good Reason), and that the noncompetition covenant contained in Section 7 will further limit the employment opportunities for the Executive. Accordingly, the parties hereto expressly agree that the payment of the severance benefits by the Company to the Executive in accordance with this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

     9. Legal Fees and Expenses. Except as provided in Section 9(b), each party shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by it in connection with any dispute arising with respect to this Agreement; provided, however, that if the Executive prevails in any such dispute, the Company shall reimburse the Executive for any and all such fees and expenses incurred by the Executive in connection with such dispute.

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                          Employment Agreement--Page 9

     10. Miscellaneous. (a) The Company may, from time to time apply for and take out, in its own name and at its own expense, life, health, accident, disability or other insurance upon the Executive in any sum or sums that it may deem necessary to protect its interests, and the Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company.

        (b) This Agreement is a personal contract, and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated, except as otherwise expressly permitted by the provisions of this Agreement. Except as otherwise expressly provided herein, the Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Executive shall be for the sole personal benefit of the Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Executive; provided, however, that in the event of the Executive's death, the Executive's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefits that accrued to the Executive pursuant to, and in accordance with, the terms of this Agreement prior to the date of the Executive's death.

        (c) The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof; provided, however, that such assignment shall not preclude the exercise of the Executive's rights, if any, pursuant to Section 5(d).

        (d) Any notice required or permitted to be given pursuant to this Agreement shall be in writing, and sent to the party for whom or which it is intended, at the address of such party set forth below, by registered or certified mail, return receipt requested, or at such other address as either party shall designate by notice to the other in the manner provided herein for giving notice.

    If to the Company:

             Marcam Solutions, Inc.
             95 Wells Avenue
             Newton, MA 02459
             Attention:  Chairman of the Compensation Committee
                         of the Board of Directors

    with copies to:

             Marcam Solutions, Inc.
             95 Wells Avenue
             Newton, MA 02459
             Attention:  General Counsel

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                          Employment Agreement--Page 10


    If to the Executive:

             Jonathan C. Crane
             Leonard Lane Spur
             Woodstock, VT  05091

        (e) This Agreement may not be changed, amended, terminated or superseded orally, but only by an agreement in writing, nor may any of the provisions hereof be waived orally, but only by an instrument in writing, in any such case signed by the party against whom enforcement of any change, amendment, termination, waiver, modification, extension or discharge is sought.

        (f) Except as otherwise provided herein, this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof.

        (g) All descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        (h) If any provision of this Agreement, or part thereof, is held to be unenforceable, the remainder of this Agreement and provision, as the case may be, shall nevertheless remain in full force and effect.

        (i) Each of the parties hereto shall, at any time and from time to time hereafter, upon the reasonable request of the other, take such further action and execute, acknowledge and deliver all such instruments of further assurance as necessary to carry out the provisions of this Agreement.

        (j) This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the subject matter hereof.

        (k) Right of Offset. The Company shall have the right to offset any amounts owing by the Company to the Executive pursuant to this Agreement against any amounts owing by Executive to the Company, including those owing pursuant to the Loan Agreement dated as of December __, 1998 by and between the Company and the Executive (the "Loan Agreement") and the Promissory Note made by the Executive thereunder (the "Note"). To the extent that the Executive owes money to the Company pursuant to the Loan Agreement or the Note and such payment is not then due, the Company may exercise its offset rights by paying any amounts owing by the Company to the Executive at the time to a responsible escrow agent to be held in escrow until the Executive's obligations under the Loan Agreement and the Note are performed or satisfied in full.

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                          Employment Agreement--Page 11


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              MARCAM SOLUTIONS, INC.


                                              By: /s/ Joe M. Henson
                                                  ---------------------
                                                  Joe M. Henson
                                                  Director



                                                  /s/ Jonathan C. Crane
                                                  ---------------------
                                                  Jonathan C. Crane